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                                                                    Exhibit 23.1

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

PracticeWorks
(A Division of InfoCure Corporation)
Atlanta, Georgia

         We hereby consent to the use in the Information Statement constituting a part of this Registration Statement of our report dated August 9, 2000, relating to the financial statements of PracticeWorks (A Division of InfoCure Corporation), which is contained in that Information Statement.

We also consent to the reference to us as Experts under the caption "Independent Certified Public Accountants" in the Information Statement.



BDO SEIDMAN, LLP
Atlanta, Georgia
November 13, 2000